FOR IMMEDIATE RELEASE     CONTACT:
Friday, February 4, 2011         Kathleen Till Stange, Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group, Inc. and Subsidiaries Obtain
Ratings from Standard & Poor's

West Des Moines, Iowa, February 4, 2011 - FBL Financial Group, Inc. (NYSE: FFG) today announced that Standard & Poor's Ratings Services has assigned 'A-' financial strength ratings to its subsidiaries Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. At the same time, Standard & Poor's assigned a BBB- counterparty credit rating to FBL Financial Group, Inc. The outlooks are Stable.

“The ratings provided by Standard & Poor's are another form of external validation of our financial strength and the continued progress we have made as an organization,” said James E. Hohmann, FBL's Chief Executive Officer.

According to Standard & Poor's, the ratings reflect Farm Bureau Life and EquiTrust Life's strong competitive position in their target markets as well as strong and improving operating performance.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.